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                                                                       EXHIBIT 5


                                 August 28, 2001


American Greetings Corporation
One American Road
Cleveland, Ohio 44144

Gentlemen:

We are acting as counsel to American Greetings Corporation (the "Company") in connection with the registration on Form S-3 by the Company of its outstanding 7.00% Convertible Subordinated Notes due July 15, 2006 (the "7.00% Notes") and the 12,590,655 Class A Common Shares of the Company (the "Class A Shares") issuable upon conversion of the 7.00% Notes. The 7.00% Notes were issued in a private offering exempt from the registration requirements of Section 5 of the Securities Act of 1933 on June 29, 2001, pursuant to an indenture of even date therewith with National City Bank, as Trustee (the "Indenture").

We have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion, and based thereon we are of the opinion that:

1. The Indenture, which has been duly authorized by the Company and duly executed and delivered by the Company and the Trustee, constitutes a valid and binding instrument of the Company and complies with the requirements of the Trust Indenture Act of 1939.

2. The Notes, which have been duly authorized by the Company and duly executed, authenticated and paid for by the underwriters, constitute valid and binding obligations of the Company and are entitled to the benefits of the Indenture.

3. The Class A Shares are duly authorized, and when issued and delivered upon conversion of the 7.00% Notes, pursuant to the Indenture, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement on Form 3 being filed today by the Company to effect registration of the 7.00% Notes and the Class A Shares under the Securities Act of 1933.


                                                Very truly yours,


                                                Brouse McDowell
                                                A Legal Professional Association



Ref. 01-
404930.1